EXHIBIT 99.3

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by. Welcome to the VASCO Data Security International Inc.’s guidance conference call. During the presentation, all participants will be in a listen-only mode. (OPERATOR INSTRUCTIONS). As a reminder, this conference is being recorded Tuesday, December 6, 2009. I would now like to turn the conference over to T. Kendall Hunt, Chairman, Founder, and CEO. Please go ahead.

T. Kendall Hunt - VASCO Data Security International Inc. - Chairman of the Board, CEO

Good morning, everyone. For those listening in from Europe, good afternoon, and from Asia, good evening. My name is Ken Hunt and I am the Chairman, Founder, and CEO of VASCO Data Security International Inc. On the call with me today are Jan Valcke, our President and Chief Operating Officer, and Cliff Bown, our EVP and Chief Financial Officer.

Before we begin the conference call, I need to brief all of you on forward-looking statements. Statements made in this conference call that relate to future plans, events or performances are forward-looking statements. Any statement containing words such as believes, anticipates, plans, expects, intended, or meant, or similar words, is forward-looking and these statements involve risks and uncertainties and are based on current expectations.

Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements. I direct your attention to the Company’s filings with the US Securities and Exchange Commission for a discussion of such risks and uncertainties in this regard.

By now, I am sure that all of you have read the Company’s press release issued earlier this morning. Considering a combination of the deterioration of the economy in the US and a number of delayed orders in other geographic markets in Q4, VASCO is reducing its 2008 revenue guidance.

We expect our revenue growth for 2008 to be in a range of 9% to 12% compared to 2007. Further, we expect that our full-year gross margin and operating margin to be within the previously announced ranges.

We believe that the lower revenue in Q4 primarily reflects the uncertainty related to economic conditions worldwide, which has resulted in a longer sales process and a delay in orders. Nevertheless, we continue to see strong interest in our products.

I must admit that I have never seen such an unpredictable market. Following a very strong Q3, VASCO management communicated regularly about Q4 and tracked the expected transactions. In spite of the economic turmoil that unfolded starting in August and September, our continued business market checks were still positive. In the end, a number of the transactions that we expected to get approval for did not materialize, and were delayed into 2009.

I am not aware of any of these opportunities being lost, but simply delayed. At this time, I am not prepared to provide any timing for the expected approval and shipment of these transactions. I hope to have better information to provide to you at our 2008 earnings conference call to be held in the third week of February.

In response to this difficult economic climate, VASCO’s management is taking decisive action. First, VASCO is increasing its focus on its more productive markets. These include the growing financial markets of Brazil, Russia, India, and China, known as BRIC, and the more mature markets of EMEA and the region of Singapore, where we continue to sell to the financial and non-financial industries.

Secondly, VASCO is initiating a cost containment program intended to respond to these difficult economic times and to maintain a profitable business. Although we are initiating this cost containment program going forward, we expect that the investments we made in people and infrastructure in 2008 will result in positive returns in 2009.

As we experience those expected positive results in 2009, we will continue to fund opportunities for growth.

The Company’s management team is determined to steer the Company through this challenging economic situation. The Company is profitable, has strong worldwide business, a large installed customer base, a solid balance sheet, no long-term debt, and a healthy cash position.

Thank you for your attention. I would now like to open the call for your questions.

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS). Katherine Egbert, Jefferies & Company.

Katherine Egbert - Jefferies & Company - Analyst

Good morning. So, just a few questions here. On the revenue, was the weakness, would you say, 100% in the banking vertical, or is it in some of the other verticals where you have more success lately, or is it kind of across the board?

T. Kendall Hunt - VASCO Data Security International Inc. - Chairman of the Board, CEO

No, it’s mainly in banking. It’s banks that traditionally accelerate their shipments in the last part of the year to spend money and to get the expense in, in the other year, the previous year. They just delayed those decisions. It’s mainly banking.

Katherine Egbert - Jefferies & Company - Analyst

And then, another one. You know, you run a fairly frugal operation. How much more do you think you can cut to kind of protect the margins, given the revenue weakness?

T. Kendall Hunt - VASCO Data Security International Inc. - Chairman of the Board, CEO

We’re not really in a cost-slashing mode, we’re in a cost containment or cost control mode. We have invested a lot, as I have stated before, in people and infrastructure in 2008, and it’s people that help us build our business. The ERP system that we talked about before is meant to make us more efficient, and so we expect to see some returns in 2009 from those investments. But going forward, we are just going to be very careful about how we spend our money.

Katherine Egbert - Jefferies & Company - Analyst

Thanks, Ken.

Operator

Joe Maxa, Dougherty & Company.

Joe Maxa - Dougherty & Company - Analyst

Did you add any people this quarter?

T. Kendall Hunt - VASCO Data Security International Inc. - Chairman of the Board, CEO

Did we add any people in the fourth quarter?

Joe Maxa - Dougherty & Company - Analyst

Yes. What’s your headcount at the end of the year?

T. Kendall Hunt - VASCO Data Security International Inc. - Chairman of the Board, CEO

Cliff, would you address that?

Cliff Bown - VASCO Data Security International Inc. - CFO, EVP

We did add people, Joe, but I don’t have a specific headcount number for this call. That’s a topic that we will address in more detail in the February call.

Joe Maxa - Dougherty & Company - Analyst

Any chance you could give us an idea, like 5 to 10, or 10 to 20, just trying to get a ballpark?

Cliff Bown - VASCO Data Security International Inc. - CFO, EVP

We continued our aggressive hiring plans through the fourth quarter, as you recall and from the previous conference calls, we instated a target of 100 net additions for the year. We certainly did not reach that, but I would expect that net additions for the year will be in the 70 to 80 range.

Joe Maxa - Dougherty & Company - Analyst

Okay. And then, I wanted to talk to you about the timing of your sudden drops. Was it all in the last half of December, is that what we got out of your — what you indicated earlier, Ken?

T. Kendall Hunt - VASCO Data Security International Inc. - Chairman of the Board, CEO

Well, I can’t give you exact timing. I started becoming a little concerned towards the end of the first week of December as we were tracking deals, and — so it’s probably late the first week of December.

Joe Maxa - Dougherty & Company - Analyst

And what about new banking customers? Can you give us an idea where you think that will come in at for the quarter? (multiple speakers) Could you give us a metric?

T. Kendall Hunt - VASCO Data Security International Inc. - Chairman of the Board, CEO

(multiple speakers) Well, no, we can’t address the numbers, the new account numbers, until the earnings call in the third week of February.

Joe Maxa - Dougherty & Company - Analyst

And then lastly, Cliff, what are you now expecting for a tax rate in ‘09?

Cliff Bown - VASCO Data Security International Inc. - CFO, EVP

We don’t have that yet, either. As you know, with our new structure — as the revenues go down, or depending on where the revenues go down, it will have an effect on our tax rate. So I do anticipate there will be upward pressure on the rate, but we don’t have a number at this stage that we can talk to. We have to really get through the closings to find out where our revenues, margins, and expenses were incurred.

Joe Maxa - Dougherty & Company - Analyst

Thanks a lot, guys.

Operator

Daniel Ives, FBR.

Daniel Ives - FBR - Analyst

Now that it’s been a year and we saw a similar thing happen 4Q ‘07, is there some seasonality now with your business where, toward the end of the year, some of these deals you’re getting push — can you kind of compare what happened maybe a year ago to this quarter?

T. Kendall Hunt - VASCO Data Security International Inc. - Chairman of the Board, CEO

That’s a fair question. I would say that this quarter is unlike any quarter in history, in my memory. The fourth quarter of 2007, there were one deal, one transaction was - tied to a certificate of security. Another was a new product that wasn’t holding up in terms of battery life. And then there was one deal that was delayed. Only that one deal is similar to the deals that were delayed here. So this was very uncharacteristic, very, very unusual, and really caught us offguard.

Daniel Ives - FBR - Analyst

Okay, thanks.

Operator

Scott Zeller, Needham & Company.

Scott Zeller - Needham & Company - Analyst

The first question is about geographies. You mentioned in the release and in your comments about a shortfall, or a weakness, in the US. But was really the weakness primarily in Europe, given that very little revenue comes in the United States?

T. Kendall Hunt - VASCO Data Security International Inc. - Chairman of the Board, CEO

Well, yes. In terms of the delays, it was really throughout the world. I don’t think it was any particular concentration, and you are right. The participation of the US is not that strong, so that didn’t make that much of a difference. But yes, generally speaking, it was kind of across the world in terms of the deals that were delayed. Jan, do you have any other comments on that?

Jan Valcke - VASCO Data Security International Inc. - President, COO

No, not really. It was a little bit everywhere, yes.

Scott Zeller - Needham & Company - Analyst

Next question was regarding [10%] customers. Did you have any concentration that you can talk about in the December quarter?

Cliff Bown - VASCO Data Security International Inc. - CFO, EVP

We have not compiled that yet, Scott. That will be covered, again, in our February call.

Scott Zeller - Needham & Company - Analyst

Thank you.

Operator

Brian Freed, Morgan Keegan.

Brian Freed - Morgan Keegan & Co. - Analyst

Thanks for taking my call. As you look at your operating expense structure going forward, kind of independent of revenue, because I know that’s very hard to predict right now. But do you feel like, over the long term, that you’re able to tweak your expenses to maintain an operating model consistent with past results, or is there enough room for those cuts to do that?

T. Kendall Hunt - VASCO Data Security International Inc. - Chairman of the Board, CEO

An awful lot of our operating expenses are people-related. And we are certainly not going to, going forward, hire people without being very comfortable that the business is strong. So that’s one of the ways that we can control the expenses, is to slow down the hiring until we see very positive signs that would encourage us to continue the hiring.

Brian Freed - Morgan Keegan & Co. - Analyst

Can you provide us any metrics on kind of the fixed-cost portion versus the variable-cost portion of our model, so as we play with forward estimates, we can be somewhat accurate in the assumptions we make?

T. Kendall Hunt - VASCO Data Security International Inc. - Chairman of the Board, CEO

Cliff, can you answer that question — address that question?

Cliff Bown - VASCO Data Security International Inc. - CFO, EVP

I can give some broad outlines. When you think about our structure, about 60% of our costs are people-related in terms of compensation and benefits. Once you get beyond that 60%, we have very little that’s fixed.

We do have some long-term commitments, such as our leases. As you may know, we generally don’t own the facilities in which we operate. We generally rent those and most of those are under long-term leases. So you can get a sense for what those commitments are from our last published 10-K. But overall, VASCO doesn’t have a lot of truly fixed costs.

As you also know, we outsource all of our manufacturing, so we don’t have any issues of unused capacity or significant investment in any one fixed asset. So those issues don’t come into play with VASCO as they might with a manufacturing organization.

Brian Freed - Morgan Keegan & Co. - Analyst

Got it. Appreciate the outline.

Operator

(OPERATOR INSTRUCTIONS). Katherine Egbert, Jefferies & Company.

Katherine Egbert - Jefferies & Company - Analyst

Ken, are you going to ask about visibility? Typically in February, you would guide to the forward year. Do you think you’ll be doing that this year or do you think you might need to change that, given how suddenly the drop-off happened in December?

T. Kendall Hunt - VASCO Data Security International Inc. - Chairman of the Board, CEO

Our intention is to continue to give annual guidance as we have in the past, recognizing that our quarters are somewhat lumpy. But we’ll have to wait and see, I guess. We still have — what is it — six weeks before, roughly before the earnings call and we’ll dive into this deeper and really get a better feeling for what has occurred and how the year looks. But right now, our intention is to give annual guidance at that call.

Katherine Egbert - Jefferies & Company - Analyst

Thanks.

Operator

There are no further questions at this time. I will now turn the call back to you.

T. Kendall Hunt - VASCO Data Security International Inc. - Chairman of the Board, CEO

Thanks, everybody, for your attention and your good questions. We will be back speaking with you again at the earnings call sometime during the third week of February. Good afternoon.

Operator

Ladies and gentlemen, that does conclude the conference call for today. We thank you for your participation and ask that you please disconnect your lines.